UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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MATRIXX INITIATIVES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MATRIXX INITIATIVES, INC.
8515 East Anderson Drive
Scottsdale, Arizona 85255
(602) 385-8888

NOTICE AND PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held on August 26, 2009

To the Holders of Our Common Stock:

The annual meeting of stockholders of Matrixx Initiatives, Inc. will be held at the Westin Kierland Resort, 6902 East Greenway Parkway, Scottsdale, Arizona, 85254, on August 26, 2009 at 10:00 a.m. (local time) for the following purposes:

1. To elect three directors to serve for either a two or three-year term, or until their successors are elected;

2. To approve an amendment to the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”) to increase the number of shares authorized for issuance thereunder from 1,500,000 to 2,250,000, to extend the term of the 2001 Incentive Plan for an additional five years, and to make other technical changes to update and clarify certain aspects of the 2001 Incentive Plan;

3. To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010; and

4. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

We cordially invite you to attend the annual meeting of stockholders. The Board of Directors has fixed the close of business on July 7, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. You can vote your shares of our common stock at the annual meeting only if you are present at the annual meeting in person or by valid proxy. Admission to the annual meeting is limited to our stockholders and their proxies. If you hold your shares in “street” form through a broker or similar market intermediary rather than in your own name, you will be admitted to the annual meeting if you present a written affidavit or statement from the brokerage institution that is the registered holder of your shares showing that you were the beneficial owner of your shares as of the July 7, 2009 record date.

Your vote is important to us. Even if you plan to attend the annual meeting, please complete and sign the enclosed proxy card and mail it to us promptly in the return envelope. A copy of our 2009 Annual Report to Stockholders, which includes our fiscal 2009 financial statements, was first mailed with this Notice and Proxy Statement on or about July 15, 2009 to all stockholders of record as of the record date.

Your attention is directed to the attached Proxy Statement.

By order of the Board of Directors,

Samuel C. Cowley,
Executive Vice President,
General Counsel and Secretary

Scottsdale, Arizona
July 15, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 26, 2009. Our Proxy Statement and 2009 Annual Report to Stockholders are available at https://materials.proxyvote.com/57685L.

i

GENERAL INFORMATION

This Proxy Statement relates to the 2009 annual meeting of stockholders (the “Annual Meeting”) of Matrixx Initiatives, Inc. (“Matrixx” or the “Company”) to be held at 10:00 a.m. (local time) on August 26, 2009 at the Westin Kierland Resort, 6902 East Greenway Parkway, Scottsdale, Arizona, 85254, or at such other time and place to which the Annual Meeting may be adjourned. The enclosed proxy is solicited by the Board of Directors of Matrixx (the “Board”) for use at the Annual Meeting. Our 2009 Annual Report to Stockholders, our proxy statement and the form of proxy relating to the Annual Meeting were first mailed on or about July 15, 2009 to record holders of our common stock entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

You should review the information contained in this Proxy Statement in conjunction with the financial statements, notes to financial statements, independent auditors’ reports and other information included in our 2009 Annual Report to Stockholders that was mailed to our stockholders with this Proxy Statement.

The 2009 Annual Report to Stockholders, this Proxy Statement and the proxy card are available at https://materials.proxyvote.com/57685L.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to consider and act upon the following matters:

•	the election of three directors nominated herein to our Board to serve for either a two or three-year term, or until their successors are elected;

•	the approval of an amendment to the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”) to increase the number of shares authorized for issuance under the 2001 Incentive Plan from 1,500,000 to 2,250,000, to extend the term of the 2001 Incentive Plan for an additional five years, and to make other technical changes to update and clarify certain aspects of the 2001 Incentive Plan;

•	the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010; and

•	certain other matters that may properly come before the Annual Meeting or any adjournment thereof.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on July 7, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 9,455,620 shares of our common stock issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote per share of common stock held by such stockholder on each matter of business to be considered at the Annual Meeting. There will be no cumulative voting.

What constitutes a quorum at the Annual Meeting?

A majority of our issued and outstanding shares of common stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the Annual Meeting. If a quorum is present for any proposal, we will be permitted to conduct all of the business of the Annual Meeting. Proxies that we receive but are marked as abstentions (or “vote withheld”) will be included in our calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

You can vote on matters to come before the Annual Meeting in four ways:

•	you can attend the Annual Meeting and cast your vote in person

; or

•	you can vote by completing, dating and signing the enclosed proxy card and returning it to us (if you do this, you will authorize the individuals named on the proxy card (referred to as the proxy holders) to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board); or

•	you can vote by calling the telephone number on your proxy card or voter instruction form; or

•	you can vote via the internet by going to http://www.proxyvote.com and entering the control number specified on your proxy card or voter instruction form.

Votes submitted via telephone or the internet must be received by 11:59 p.m. (Eastern Daylight Time) on August 25, 2009. Submitting your vote via telephone or the internet will not affect your right to vote in person at the Annual Meeting should you decide to attend the Annual Meeting. If you hold your shares through a broker or other custodian, please review the voting form used by that firm to see if it offers telephonic or internet voting.

Is my vote confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting of votes; and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.

What are the Board’s recommendations?

A description of each item to be voted on at the Annual Meeting, including the Board’s recommendations as to voting on such items, is set forth elsewhere in this Proxy Statement. In summary, the Board recommends a vote FOR the election of the director nominees included in this Proxy Statement, as described under Proposal No. 1. The Board recommends a vote FOR the amendment to the 2001 Incentive Plan, as described under Proposal No. 2 and a vote FOR the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm, as described under Proposal No. 3. If any other matter is properly brought before the Annual Meeting for a vote, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in the proxy holders’ own discretion.

What if I vote and then change my mind?

If you sign and mail us the enclosed proxy card and then wish to change your vote, you may revoke your proxy at any time before it is exercised by:

•	attending the Annual Meeting and voting in person; or

•	completing, signing and delivering to us a new proxy card bearing a later date; or

•	sending written notice of revocation of your proxy to our Secretary at Matrixx Initiatives, Inc., 8515 E. Anderson Drive, Scottsdale, Arizona 85255.

What vote is required to approve each proposal?

For the election of directors, the nominees who receive the highest number of votes will be elected as directors.

Approval of an amendment to the 2001 Incentive Plan requires the affirmative vote of a majority of the votes cast. For the purposes of approval of this proposal, abstentions have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.

Stockholder ratification of the appointment of Mayer Hoffman McCann P.C. is not required by our Bylaws or applicable law. However, our Board determined to submit such appointment to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of each matter submitted to the stockholders for a vote. A broker non-vote occurs when a stockholder’s shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. In this situation, the broker may vote the shares on some “routine” matters, including the election of directors, but will be unable to vote the shares on “non-routine” matters if it does not have the authority from the beneficial stockholder to do so.

Will stockholders be asked to vote on any other matters?

The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

Are proxies being solicited?

We are soliciting proxies for the Annual Meeting. We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of our stock. Our solicitation will be by mail, telephone, or electronic means, except for any incidental personal solicitation made by our directors, officers and employees, who will receive no additional compensation for such solicitations. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. We will reimburse these record holders for their reasonable out-of-pocket expenses in this effort.

The extent to which our proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted to us. In this regard, you should send your completed and signed proxy card without delay.

INFORMATION ABOUT OUR BOARD, ITS COMMITTEES AND
OUR CORPORATE GOVERNANCE

How often did the Board meet during fiscal 2009?

During the fiscal year ended March 31, 2009, the Board held five formal meetings, either in person (including teleconference) or by written consent resolution, in addition to frequent informal meetings of the independent directors. All directors attended or participated in at least 90% of the meetings of the Board and of the Board’s committees on which that director served. Members of the Board also consulted informally with management from time to time.

Do we have independent directors?

Yes, the Nasdaq Stock Market (“Nasdaq”) listing standards require that our Board have a majority of independent directors. The listing standards require that our Board make an “affirmative determination” that each director classified as independent does not have any relationship that would preclude independence under the listing standards.

How did the Board make its independence determinations?

In accordance with Nasdaq listing standards, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each fiscal year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.

Based on the Board’s review, the Board has determined that during fiscal 2009 two of the Company’s eight directors were not independent and that six of the directors were independent. The six independent directors were Messrs. Clayton, Egan, Faber, Matthews, Zeher and Ms. Bush. Messrs. Johnson and Cowley were not independent under the Nasdaq listing standards because of their employment with the Company. Mr. Johnson retired from the Company on October 31, 2008 and resigned his position from the Board on December 16, 2008. Pursuant to the Company’s Corporate Governance Principles regarding mandatory retirement, Mr. Faber did not stand for re-election at the Company’s 2008 Annual Meeting of Stockholders.

What are the Committees the Board has established?

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

What are the responsibilities of the Audit Committee?

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is responsible for reviewing the accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results of operations, at least quarterly, and for selecting and meeting with the Company’s independent accountants. The Audit Committee meets from time to time with members of the Company’s accounting staff and, among other things, reviews the financial and risk management policies followed by the Company in conducting its business activities; the Company’s annual financial statements and related footnotes; the Company’s internal disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics; and the performance and compensation of the Company’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. A current copy of the Audit Committee Charter is available on the Company’s website (www.matrixxinc.com). The Audit Committee consists of Mr. L. White Matthews, III (Chairman), Mr. William Egan, Mr. John Clayton and Ms. Lori Bush. The Audit Committee met nine times in fiscal 2009. The Board has determined that each of the members of the Audit Committee met the independence requirements of Nasdaq listing standards and the Securities and Exchange Commission (the “SEC”) during fiscal 2009. The Board has also determined that Mr. Matthews is an “audit committee financial expert,” as defined by SEC regulations. The report of the Audit Committee is set forth below under the heading “Report of the Audit Committee.”

What are the responsibilities of the Compensation Committee?

The responsibilities of the Compensation Committee are described below in the Compensation Discussion and Analysis under the heading “What are our processes and procedures for considering and determining executive compensation? — The Compensation Committee.”

What are the responsibilities of the Corporate Governance and Nominating Committee?

The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the Board, recommending Board nominees for each of the Board’s committees, recommending to the Board corporate governance principles and practices, and leading the Board in an annual review of its performance. The Corporate Governance and Nominating Committee operates under a written Corporate Governance and Nominating Committee Charter adopted by the Board and available on the Company’s website (www.matrixxinc.com). The Corporate Governance and Nominating Committee consists of Mr. John Clayton (Chairman effective as of January 22, 2009), Mr. William Egan (Chairman prior to January 22, 2009), and Mr. Michael Zeher. The Corporate Governance and Nominating Committee met four times in fiscal 2009. The

Board has determined that each of the members of the Corporate Governance and Nominating Committee met the independence requirements of Nasdaq listing standards during fiscal 2009.

How are nominees for the Board selected?

As noted above, the Corporate Governance and Nominating Committee is responsible for evaluating individuals qualified to become members of the Board and recommending director nominees to the full Board.

Stockholder Nominees.  The Corporate Governance and Nominating Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical and other information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations below under the heading “How do we submit stockholder proposals or director nominations for the next Annual Meeting?” To be considered by the Corporate Governance and Nominating Committee, each nominee, whether submitted by a stockholder or the Corporate Governance and Nominating Committee, must have a strong professional or other background with a reputation for integrity and responsibility. For additional criteria, see below under the heading “Director Qualifications.”

Director Qualifications.  To be considered by the Corporate Governance and Nominating Committee, each nominee must have experience relevant to the Company’s business in such areas (among others) as medicine, science, product research and development, finance and accounting, or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend, and participate in all Board and applicable Board committee meetings, as well as the annual meeting of stockholders, and must not have any conflicts of interest with the Company. The Corporate Governance and Nominating Committee also requires a certain number of director nominees to be independent, as defined under Nasdaq listing standards and SEC regulations, and that at least one member of the Audit Committee be an “audit committee financial expert.”

Identifying and Evaluating Nominees for Directors.  The Corporate Governance and Nominating Committee seeks recommendations from Board members and, from time to time, other advisors in order to locate qualified nominees. All nominees, whether submitted by a stockholder or the Corporate Governance and Nominating Committee, are evaluated in the same manner by the Corporate Governance and Nominating Committee, based upon their qualifications, experience, interpersonal, and other relevant skills.

How are directors compensated?

Under the Company’s Corporate Governance Principles, non-employee director compensation is reviewed periodically by the Board with the assistance of the Compensation Committee. Mr. Cowley, who is an employee of the Company, receives no additional compensation for his service as a director. Mr. Johnson, who retired from his employment with the Company on October 31, 2008 and resigned from his position from the Board on December 16, 2008, received no additional compensation for his service as a director. Non-employee directors receive $20,000 in annual retainer fees and an additional $4,000 retainer fee for each committee on which the director participates. In addition to the respective committee retainers, the Chairman of the Audit Committee receives an additional annual retainer fee of $8,000 and, as of January 22, 2009, $10,000; the Chairman of the Compensation Committee receives an additional annual retainer fee of $5,000 and, as of January 22, 2009, $8,000; and the Chairman of the Corporate Governance and Nominating Committee receives an additional annual retainer fee of $5,000. The annual retainer fee for the Chairman of the Board is $50,000 and, as of August 25, 2008, the Chairman also receives the same Board and committee fees to which the other non-employee directors are entitled. In addition, the Company reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings, and for other Company-business related expenses.

The stock component of the compensation of the Company’s non-employee directors consists of a number of shares of restricted stock, issued under the 2001 Incentive Plan, equal to $75,000 divided by the closing price of the Company’s common stock on Nasdaq on the first business day of each calendar year, rounded up to the nearest share, with 50% of such restricted stock vesting on the first anniversary of each grant and 50% of such restricted stock vesting on the second anniversary of such grant. The directors must be serving on the Board on the date of vesting in order for the restricted stock to vest; however, the restrictions on the disposition of the shares of common stock lapse immediately upon the first of the following dates: (i) the effective date of a Change-of-Control, and

(ii) the date on which the director ceases to serve on the Board or any committee thereof on account of his or her death, Disability (as that term is defined in the 2001 Incentive Plan), or mandatory retirement. On January 2, 2009, each non-employee director received a grant of 4,590 shares of restricted stock under the 2001 Incentive Plan.

All payments other than stock grants (which are made on the first trading day of the calendar year to directors serving on that date) are made quarterly in arrears.

A director who participates in the Restricted Stock Program under the Company’s 2001 Incentive Plan (the “Restricted Stock Program”) may elect to receive, in lieu of cash, all or any portion of the fees payable by Matrixx to the director for service on the Board or any committee in the form of shares of our common stock. Conditions to participation include a three-year restriction on the sale or disposition of any shares received under the Restricted Stock Program. The purchase price for the shares is equal to 80% of the closing price of our common stock on Nasdaq on the designated day of purchase. During the first three quarters of fiscal 2009, two directors, John M. Clayton and Lori H. Bush, participated in the Restricted Stock Program. In fiscal 2009, Mr. Clayton received 1,621 shares in lieu of $21,000 of cash compensation and Ms. Bush received 1,821 shares in lieu of $24,750 of cash compensation.

The following table summarizes the amounts paid to directors in fiscal 2009:

DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(2)	($)	($)	($)	($)	($)

Lori H. Bush(1)	39,933	93,426	0	0	0	0	133,359
John M. Clayton, Ph.D.(1)	36,747	93,426	0	0	0	0	130,173
Samuel Cowley(3)(4)	0	84,051	0	0	0	0	84,051
William C. Egan	61,642	93,426	0	0	0	0	155,068
Edward E. Faber (5)	25,000	77,533	0	0	0	0	102,533
Carl J. Johnson(3)	0	0	0	0	0	0	0
L. White Matthews, III	36,500	93,426	0	0	0	0	129,926
Michael A. Zeher	28,000	93,426	0	0	0	689	121,426

(1)	The director elected to receive restricted stock in lieu of cash compensation under the Restricted Stock Program (as described above) in the 1st, 2nd and 3rd quarters of fiscal 2009. The shares are valued at the closing price of our common stock on the date of grant and are recognized under fees earned or paid in cash. During fiscal 2009, Ms. Bush received shares valued at $30,916 and Mr. Clayton received shares valued at $27,484.

(2)	In accordance with SEC rules, the amount in this column reflects the dollar amount expensed by the Company during fiscal 2009 for financial reporting purposes in accordance with FAS 123R. The full grant date fair value for the 4,590 shares of restricted stock granted to each non-employee director on January 2, 2009 was $75,000, based on the closing price of the Company’s common stock on the date of grant. Additionally, the amount in this column also reflects the dollar amount expensed by the Company during fiscal 2009 for the January 2006 grant of 3,500 shares of restricted stock, the January 2007 grant of 4,735 shares of restricted stock, the January 2008 grant of 5,320 shares of restricted stock and the January 2009 grant of 4,590 shares of restricted stock.

(3)	Messrs. Cowley and Johnson are Named Executive Officers (as defined on page 10 of this Proxy Statement) and their compensation is set forth in the Summary Compensation Table on page 25 of this Proxy Statement. During fiscal 2009, they received no additional compensation in connection with their services as a director. Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company effective October 31, 2008 and resigned from his Board position on December 16, 2008.

(4)	Mr. Cowley retains restricted stock awarded to him as an independent director prior to his employment with the Company in May 2008. This compensation reflects the amount the Company expensed as outlined in footnote 2. Mr. Cowley did not receive the restricted stock grant awarded to non-employee directors in January 2009.

(5)	Pursuant to the Company’s Corporate Governance Principles regarding mandatory retirement, Mr. Faber did not stand for re-election at the Company’s 2008 Annual Meeting of Stockholders.

How can stockholders communicate with the Board?

Stockholders and other parties interested in communicating with the Board may do so by writing to Board of Directors, Matrixx Initiatives, Inc., 8515 E. Anderson Drive, Scottsdale, Arizona 85255.

Do Board members attend the Annual Meeting?

Yes. Board members are expected to attend the annual meeting of stockholders, circumstances permitting; however, we do not have a formal policy requiring attendance. All of the directors attended the 2008 Annual Meeting.

Does the Company have a code of business conduct and ethics?

Yes. In order to ensure the highest levels of business ethics, the Board has adopted the Matrixx Initiatives, Inc., Code of Ethics. The Code of Ethics presents the ethics policy and the standards of business practices of the Company. Employees receive a copy of the Code of Ethics when they join the Company. These guidelines help ensure that the employees, officers and directors of the Company act with integrity and avoid any real or perceived violation of the Company’s ethics policy, laws or regulations.

The Code of Ethics is available at the Company’s website (www.matrixxinc.com) and will be provided to any stockholder upon request. The stockholders may request a copy at the telephone number or address set forth in “How many annual reports and proxy statements are delivered to a shared address?”

PROPOSAL 1 — ELECTION OF DIRECTORS

Who will be elected at the Annual Meeting?

There are currently six members of the Board:

Lori H. Bush	William C. Egan
John M. Clayton, Ph.D.	L. White Matthews, III
Samuel C. Cowley	Michael A. Zeher

The Board is divided into three classes and, generally, one class is elected each year for a three-year term. At the Annual Meeting, we will seek the election of three individuals, Samuel C. Cowley, L. White Matthews, III and William C. Egan as directors. Mr. Cowley and Mr. Matthews are nominated for a three-year term, to hold office until the 2012 annual meeting of stockholders or until their successors are elected and qualified. Mr. Egan is nominated for a two-year term, to hold office until the 2011 annual meeting of stockholders or until his successor is elected and qualified. Mr. Egan’s current term does not expire until 2010; the Board has nominated Mr. Egan to stand for election for a term ending in 2011 so that each class of directors will consist of two individuals. All nominees are presently members of our Board. The nominees have consented to be named in this Proxy Statement and to serve on the Board if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election. If that should occur, however, the proxy holders named in the proxy intend to vote in his or her stead for the election of such person as our Board may recommend. Cumulative voting is not permitted for the election of directors. The nominees who receive the highest number of votes cast at the Annual Meeting or any adjournment thereof will be elected to the Board.

INFORMATION CONCERNING DIRECTORS

The following sets forth certain biographical information with respect to the nominees for election as directors at the Annual Meeting and our continuing directors.

Nominee for Director with Term Expiring in 2011

Name	Age	Position With Company and Tenure

William C. Egan	64	Director since 2001

William C. Egan was elected to the Board of Directors in August 2001. Since September 2008, Mr. Egan has served as Executive Chairman and Chief Executive Officer of Adlens, Beacon Inc., a vision care company. From October 2005 to September 2008, he served as the Managing Partner of Huckleberry Partners, LLC, a real estate investment firm. From 1999 to 2001, Mr. Egan served as Chairman of the board of directors of the Cosmetic, Toiletry and Fragrance Association. In 2001, Mr. Egan retired from Johnson & Johnson after 25 years of active management. From 1995 to 2001, Mr. Egan was a member of Johnson & Johnson’s Consumer Products Operating Committee, where he held a number of important global positions, including Group Franchise Chairman, Worldwide Consumer and Personal Care Products. Additional positions with Johnson & Johnson included President of Baby Products, Chairman of Windsor Minerals, Inc. and Group Product Director, Tylenol Products. Mr. Egan also served as President of Arm & Hammer Consumer Products, a division of Church & Dwight Co., Inc. Mr. Egan graduated from Trinity College and received a Masters of Business Administration from the Northwestern University, J. L. Kellogg Graduate School of Management.

Nominees for Director with Terms Expiring in 2012

Name	Age	Position With Company and Tenure

Samuel C. Cowley	49	Director since July 2005; Executive Vice President, Business Development, General Counsel and Secretary since May 2008
L. White Matthews, III	63	Director since 2003

Samuel C. Cowley was elected to the Board in July 2005. In May 2008, Mr. Cowley joined the Company as Executive Vice President, Business Development, General Counsel and Secretary. Previously, Mr. Cowley served until May 2007, as Executive Vice President and General Counsel for Swift Transportation Co., Inc. and was a member of Swift’s board of directors. Prior to joining Swift in March 2005, Mr. Cowley was the relationship partner for the Company and a practicing attorney with the law firm of Snell & Wilmer L.L.P., Phoenix, Arizona since March 1990. Mr. Cowley’s practice was concentrated in mergers and acquisitions, securities regulation, including Sarbanes-Oxley Act compliance, and corporate finance. Previously, he was associated with Reid & Priest, New York, New York. Mr. Cowley is a graduate of Cornell Law School and of Brigham Young University, with a B.A. in Economics.

L. White Matthews, III was elected to the Board in March 2003. Retired from active management, Mr. Matthews currently serves as a director and audit committee chairman of Imation Corp., an NYSE-listed data storage provider, a director of PNC Funds, Inc., a family of mutual funds and the non-executive chairman of Constar International Inc., a NASDAQ-listed maker of plastic food and beverage containers. Mr. Matthews brings extensive experience in the accounting, financial and audit fields of corporate management from having served as Chief Financial Officer of two large public corporations. From 1999 until 2001, Mr. Matthews served as Executive Vice President, Chief Financial Officer and member of the board of directors for Ecolab, Inc., an NYSE-listed developer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews earned a Masters of Business Administration in Finance and General Business from the University of Virginia’s Darden School of Business Administration and a Bachelors of Science in Economics from Hampden-Sydney College.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF SAMUEL C. COWLEY,
WILLIAM C. EGAN AND L. WHITE MATTHEWS, III

Continuing Directors with Terms Expiring in 2010

Name	Age	Position With Company and Tenure

John M. Clayton, Ph.D.	64	Director since 2005
Michael A. Zeher	61	Director since 2000

John M. Clayton, Ph.D.  was elected to the Board in October 2005. Retired from active management, Mr. Clayton served as the Senior Vice President of Scientific and Regulatory Affairs for Schering-Plough HealthCare Products, from September 1984 until May 2006. In that position, Mr. Clayton was responsible for research and development of drugs and devices as well as regulatory affairs, clinical research, and prescription-to-over-the-counter drug switch programs. Prior to joining Schering-Plough in April 1974, Mr. Clayton held several research and teaching positions, which included serving as Associate Professor at the University of Tennessee as well as a Research Biologist at the Food and Drug Administration’s National Center for Toxicological Research. Mr. Clayton received a Ph.D. in Pharmaceutical Sciences from the University of Tennessee Health Sciences Center and a Bachelors of Science in Science-Pharmacy from Tennessee Technological University.

Michael A. Zeher was elected to the Board of Directors in September 2000. Mr. Zeher currently serves as President and Chief Executive Officer and is a director of Nutrition 21, Inc., a publicly held nutritional bioscience company that develops, markets and distributes clinically substantiated nutritional supplements. From February 2006 through November 2007, Mr. Zeher served as the President and CEO of Nutritional Laboratories, International, a privately-held contract manufacturer servicing the dietary supplement industry. From July 2003 until March 2005, Mr. Zeher was President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson. Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.

Continuing Director with Term Expiring in 2011

Name	Age	Position With Company and Tenure

Lori H. Bush	53	Director since 2004

Lori H. Bush was elected to the Board in October 2004. Ms. Bush currently serves as the President and General Manager of Rodan + Fields Dermatologists, the clinical skincare brand launched in 2002 by Stanford University-trained dermatologists Katie Rodan, M.D. and Kathy Fields, M.D. Prior to joining Rodan + Fields, Ms. Bush served as Chief Operating Officer of Helix BioMedix, Inc., a biopharmaceutical discovery and development company from October 2006 to October 2007, and was the Managing Director of the Gremlin Group, a health and consumer product consulting company from March 2006 to October 2007. From May 2001 to May 2006, Ms. Bush served as President of Nu Skin, a division of Nu Skin Enterprises, a NYSE-listed direct selling company that markets premium quality personal care and nutrition products through a global network of sales representatives. Ms. Bush served as Vice President of Marketing of Nu Skin from February 2000 to May 2001. Prior to joining Nu Skin, she worked at Johnson & Johnson Consumer Products Companies as the worldwide executive director over skin care ventures from May 1998 to February 2000. She also served as Vice President of Professional Marketing at Neutrogena Corporation. Ms. Bush earned a Masters of Business Administration from Temple University and a Bachelors of Science from Ohio State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth information, as of June 15, 2009, regarding the number of shares of our common stock beneficially owned by Messrs. Johnson, Hemelt, Clarot, Marini and Cowley, which are the Company’s named executive officers pursuant to SEC rules (the “Named Executive Officers”), by individual directors, by all directors and officers as a group, and by persons known by Matrixx to beneficially own more than 5% of our outstanding common stock. As noted above, Mr. Johnson retired from the Company on October 31, 2008 and resigned his Board position on December 16, 2008, but remains a “Named Executive Officer” for purposes of this Proxy Statement. The address of all persons (unless otherwise noted in the footnotes below) is Matrixx Initiatives, Inc., 8515 E. Anderson Drive, Scottsdale, Arizona 85255. The indicated percentages are based upon the number of shares of our common stock outstanding as of June 15, 2009, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

	Number of Shares	Shares Acquirable
	Beneficially	Within 60 Days
Name and Address of Beneficial Owner	Owned(1)	(2)	Percent of Class

Paradigm Capital Management, Inc./PCM Advisors LLC(3)	680,050		7.3
GAMCO Investors, Inc.(4)	538,050		5.7
Segall, Bryant & Hamill Investment Counsel(5)	504,964		5.4
Lori H. Bush	24,308	10,000	*
Timothy Clarot	45,409	20,000	*
John M. Clayton	28,660	0	*
Samuel C. Cowley	62,748	0	*
William C. Egan	42,645	30,000	*
William Hemelt	72,856	75,000	1.6
Carl J. Johnson	0	50,000	*
James Marini	45,669	24,700	*
L. White Matthews, III	26,657	20,000	*
Michael A. Zeher	21,645	20,000	*
All executive officers and directors as a group	416,090	255,000	6.9

*	Less than 1% of outstanding shares.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Reflects the number of shares that could be purchased by exercise of options available at June 15, 2009, or within 60 days thereafter.

(3)	Paradigm Capital Management, Inc., Nine Elk Street, Albany, New York 12207. Paradigm Capital Management, Inc., Form 13F filing, filed with the SEC on May 13, 2009, for the period ended March 31, 2008 reports beneficial ownership of 680,050 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of March 31, 2009.

(4)	GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580. Gabelli Funds, LLC, Gamco Asset Management, Inc., and Teton Advisors, Inc., Schedule 13F filing filed with the SEC on May 15, 2009, for the period ended March 31, 2009 reports beneficial ownership collectively of 538,050 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of March 16, 2009.

(5)	Segall, Bryant & Hamill, 10 South Wacker Drive Suite 3500, Chicago, Illinois 60606. Segall, Bryant & Hamill, Form 13F filing, filed with the SEC on May 15, 2009, for the period ended March 31, 2008 reports beneficial ownership of 504,964 shares, with sole voting power as to 197,010 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of March 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires our officers, directors and other persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the SEC. These officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or on written representations that we have received from certain reporting persons that no forms were required for such persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis for the fiscal year ended March 31, 2009 and prior fiscal years, except as otherwise previously disclosed.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO THE 2001 INCENTIVE PLAN

General Information

As we describe in the Compensation Discussion and Analysis beginning on page 19 of this proxy statement, long-term incentive compensation is an important element of our compensation program. We have issued long-term incentive awards under the 2001 Incentive Plan, which was approved by the Company’s stockholders on November 13, 2001. At the May 24, 2005 annual meeting of stockholders, the stockholders approved an amendment to the 2001 Incentive Plan increasing the number of shares authorized for issuance from 1,000,000 to 1,500,000. Currently, approximately 200,000 shares remain available for issuance under the 2001 Incentive Plan.

In order to give the Company the ability to continue to attract and retain the talented employees necessary for our continued growth and success and to ensure the Company’s ability to continue providing long-term incentive opportunities to its officers, directors and employees, on May 7, 2009, the Board adopted, subject to stockholder approval, a proposed amendment to the 2001 Incentive Plan to (i) increase the number of shares of common stock authorized for issuance under the 2001 Incentive Plan from 1,500,000 to 2,250,000, (ii) change the termination date of the 2001 Incentive Plan to May 24, 2014, (iii) clarify the power of the Compensation Committee to amend, modify or terminate any outstanding award; (iv) clarify that shares tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation will not become available for grant or sale under the 2001 Incentive Plan; (v) clarify that the form of payment for an option may include a net-issuance arrangement; (vi) permit the Board to grant authority to the Chief Executive Officer or the Compensation Committee to approve non-substantive amendments to the 2001 Incentive Plan without stockholder approval; and (vii) explicitly provide the circumstances under which the Board, Chief Executive Officer and the Compensation Committee cannot amend the 2001 Incentive Plan without stockholder approval. The amendment to the 2001 Incentive Plan will not be effective unless and until stockholder approval is obtained.

The following is a summary of the material terms of the 2001 Incentive Plan that may be of importance to you. The summary is qualified by reference to the full text of the 2001 Incentive Plan, which is attached to this proxy statement as APPENDIX A. We have indicated new language by bold print and language that has been deleted by strike through on the attached copy of the 2001 Incentive Plan. Capitalized terms used but not defined have the meaning given to such term in the 2001 Incentive Plan.

SUMMARY OF PLAN FEATURES

Purpose

The Board believes that the 2001 Incentive Plan promotes the success and enhances the value of the Company by linking the personal interests of select employees, directors of, and consultants to, the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to the stockholders of the Company. The Board also believes that the 2001 Incentive Plan provides the Company with the flexibility to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful operation of the Company is largely dependent.

Administration

The 2001 Incentive Plan is administered by the Compensation Committee, a committee appointed by, and which serves at the discretion of, the Board. For purposes of administering the 2001 Incentive Plan, the Compensation Committee must be comprised of at least two (2) directors each of whom qualifies as a “non-employee director,” as defined under Rule 16b-3 of the Exchange Act and an “outside director,” as defined under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and the regulations thereunder. The Compensation Committee, by majority action, is authorized to interpret the 2001 Incentive Plan, to establish, adopt, or revise rules and regulations as it may deem necessary to administer the 2001 Incentive Plan, and to make all other decisions and determinations necessary or advisable for the administration of the 2001 Incentive Plan, but only to the extent not contrary to the express provisions of the 2001 Incentive Plan.

The Compensation Committee has the exclusive authority to determine (i) the participants who are entitled to receive awards under the 2001 Incentive Plan; (ii) the types of awards; (iii) the number of awards to be granted and the number of shares of stock to which an award will relate; (iv) the terms and conditions of any award granted, including but not limited to, the purchase price, grant price or exercise price, the restrictions applicable to the award, the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee deems appropriate; provided however, that the Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards (as described below); (v) amend, modify or terminate any outstanding award; (vi) whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of any award may be paid in, cash, stock, other awards, or other property, or an award may be cancelled, forfeited or surrendered; and (vii) prescribe the form of each award agreement, which need not be identical for each participant.

Stock Subject to 2001 Incentive Plan

Currently 1,500,000 shares of common stock are authorized for issuance pursuant to the 2001 Incentive Plan. If the proposed amendment is adopted, the number of shares authorized for issuance will be increased to 2,250,000. Shares sold under the 2001 Incentive Plan may consist of authorized and unissued stock, treasury stock, or stock purchased on the open market. If any award granted under the 2001 Incentive Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be available for the grant of an award under the 2001 Incentive Plan. Broker-assisted “cashless exercise” of an option will reduce the number of shares available for issuance under the 2001 Incentive Plan by the entire number of shares of stock subject to that option, even though a smaller number of shares will be issued upon exercise. Additionally, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2001 Incentive Plan. Currently, approximately 200,000 shares of stock are available under the 2001 Incentive Plan for new stock awards and approximately 155,000 shares of stock under the 2001 Incentive Plan are subject to cancellation, forfeiture, or termination pursuant to the terms of outstanding awards.

The maximum number of shares of common stock that may be granted to a participant, who is a covered employee, during any fiscal year with respect to one or more awards, is 300,000 shares. As of June 30, 2009, the closing price of the Company’s stock on Nasdaq was $5.59 per share.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Compensation Committee, are eligible to participate in the 2001 Incentive Plan. Persons eligible to receive director options under the 2001 Incentive Plan include all non-employee directors of the Company. As of June 30, 2009, there were approximately 35 employees eligible to participate.

Awards Available Under the 2001 Incentive Plan

The following types of awards may be granted pursuant to the 2001 Incentive Plan: incentive stock options, nonqualified stock options, restricted stock and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2001 Incentive Plan.

Stock Options.   The Compensation Committee may grant incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options under the 2001 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all stock options granted under the 2001 Incentive Plan will be at least 100% of the fair market value of Company stock on the date granted. Stock options may be exercised as determined by the Compensation Committee, but no option may be exercised more than ten (10) years from the date of grant, provided that a nonqualified stock option may be exercised up to 12 months after the optionee’s death. The Compensation Committee will determine the methods by which the exercise price of a stock option may be paid, the form of payment, including, without limitation, cash, shares of stock that have been held by the participant for longer than six months (through actual tender or by attestation), any net-issuance arrangement, or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a stockholder with respect to stock options until the participant receives shares of stock upon the exercise of an option.

Restricted Stock.   The Compensation Committee may grant restricted stock under the 2001 Incentive Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Compensation Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a Performance-Based Award (as described below).

Performance-Based Awards.   Grants of performance-based awards under the 2001 Incentive Plan enable the Compensation Committee to treat restricted stock awards granted under the 2001 Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only individuals who are, or could be, covered employees are eligible to receive performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception. The Compensation Committee may, in its discretion, grant awards under the 2001 Incentive Plan to covered employees that do not qualify for the exception.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. The pre-established performance criteria are limited to the following: net operating income before taxes and extraordinary charges against income; pre- or after-tax net earnings; sales growth; operating earnings; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; stock price growth; stockholder returns; gross or net profit margin; operating margin; earnings per share; price per share of stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance goals may be expressed in terms of overall Company performance, the performance of a division, business unit or an individual.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 300,000 shares of common stock or the equivalent cash value.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2001 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2001 Incentive Plan. Unless otherwise determined by the Compensation Committee, no award granted under the 2001 Incentive Plan may be encumbered, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, in favor of any party other than the Company or a subsidiary, or be subject to any lien, obligation or liability of such participant to any other party other than the Company or a subsidiary.

A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If the participant is married and resides in a community property state, a designation of a person other than the participant’s spouse as his beneficiary with respect to more than 50 percent of the participant’s interest in the award will not be effective without the written consent of the participant’s spouse. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Compensation Committee.

Adjustment Provisions

In the event a stock dividend is declared upon the stock, the shares of stock then subject to each award will be increased proportionately without any change in the aggregate purchase price. If the stock is changed into or exchanged for a different number or class of shares of stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of stock then subject to each award the number and class of shares of stock into which each outstanding share of stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

Amendment, Modification and Termination of 2001 Incentive Plan

Subject to the Compensation Committee’s right to amend or terminate the 2001 Incentive Plan at any time, the 2001 Incentive Plan will remain in effect until all awards issued under the 2001 Incentive Plan expire, terminate, are exercised or are paid in full in accordance with the 2001 Incentive Plan provisions and any award agreement. Pursuant to the express terms of the 2001 Incentive Plan, no award may be granted under the 2001 Incentive Plan after November 13, 2011. However, if the amendments to the 2001 Incentive Plan are approved, no award may be granted under the 2001 Incentive Plan after May 24, 2014.

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2001 Incentive Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule. To the extent permitted by law, the Board may delegate to the Compensation Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the 2001 Incentive Plan. Except as otherwise provided in the 2001

Incentive Plan, the Board, Chief Executive Officer and the Compensation Committee may not do any of the following without stockholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any option; (ii) increase the number of shares available under the 2001 Incentive Plan; (iii) grant options with an exercise price that is below fair market value on the grant date; (iv) reprice previously granted options; or (v) cancel any options in exchange for cash or any other award or in exchange for any option with an exercise price that is less than the exercise price for the original option.

Tax Withholding

The Company will have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2001 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2001 Incentive Plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of performance shares, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for nonqualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2001 Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2001 Incentive Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

Vote Required for Approval

Approval of an amendment to the 2001 Incentive Plan requires an affirmative vote of the holders of a majority of our outstanding shares who are either present at the Annual Meeting and entitled to vote or represented at the Annual Meeting by valid proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

RELATED PARTY TRANSACTIONS

The Audit Committee of the Board is responsible for reviewing and approving all material transactions with any related party. Related parties include any of our directors, director nominees, executive officers, certain of our stockholders, and with respect to each of them, their immediate family members, any person (other than a tenant or employee) sharing their household and certain entities in which they own an interest that is greater than 10% (a “Related Party”). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the “Policy”).

To identify Related Party transactions, each year the Company submits and requires our directors and officers to complete Director and Officer Questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. The Policy specifically provides that any “Related Party Transaction,” as defined in the Policy, must be approved or ratified by the Audit Committee. A Related Party Transaction is any transaction in which a Related Party and the Company or any of its subsidiaries are participants and where the amount involved exceeds $120,000 in the aggregate.

Management must evaluate all potential Related Party Transactions in light of any relevant contractual obligations of the Company and applicable law before recommending a Related Party Transaction to the Audit Committee for approval or ratification. The following transactions are exempt from the review requirement:

•	Transactions in which rates or charges are fixed in conformity with law or governmental authority;

•	Transactions involving less than $120,000 when aggregated with all similar transactions; and

•	Transactions available to all employees generally.

The Audit Committee will only approve or ratify a Related Party Transaction if the transaction is on terms no less favorable than those that could be obtained in arm’s length dealing with an unrelated party.

We expect the Company’s directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations that present a conflict between the Company’s interests and their own personal interests.

The Company did not have any Related Party Transactions between April 1, 2008 and the date of this Proxy Statement.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C.
AS INDEPENDENT AUDITORS OF THE COMPANY

The Audit Committee of our Board retained Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year period ending March 31, 2010. Mayer Hoffman McCann P.C. has audited our financial statements since the fiscal year ended December 31, 2002 and has served as our independent registered public accounting firm since November 12, 2002.

Stockholder ratification of the appointment of Mayer Hoffman McCann P.C. is not required by our Bylaws or applicable law. However, our Board determined to submit such appointment to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF MAYER HOFFMAN MCCANN P.C.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee of the Board has furnished the following report for the twelve-month period ended March 31, 2009.

After appropriate review and discussion, the Audit Committee determined that it fulfilled its responsibilities under the Audit Committee Charter during fiscal year 2009. The Audit Committee has reviewed Matrixx’s audited financial statements for the fiscal year ended March 31, 2009 and has met with both management and Mayer Hoffman McCann P.C., Matrixx’s independent auditors, to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with Mayer Hoffman McCann P.C. the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board. These items relate to that firm’s independence from Matrixx. We have also discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that Matrixx’s audited financial statements for the fiscal year ended March 31, 2009 be included in Matrixx’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the SEC.

L. White Matthews, III, Chairman
Lori H. Bush
John M. Clayton
William C. Egan

Who are the Company’s independent auditors and will they be at the Annual Meeting?

The Audit Committee retained Mayer Hoffman McCann P.C. as our principal accounting firm for the fiscal year ending March 31, 2010 and, pursuant to Proposal 3, has requested stockholder ratification of this selection. We anticipate that a representative of Mayer Hoffman McCann P.C. will attend the Annual Meeting. At the Annual Meeting, a representative of the firm will be afforded an opportunity to make a statement if the firm so desires. The firm’s representative will also be available to respond to appropriate questions.

Mayer Hoffman McCann P.C. has advised us that no member of that firm has any financial interest, either direct or indirect, in the Company or any of our subsidiaries and it has no connection with the Company or any of our subsidiaries in any capacity other than that of our independent public accountants.

What fees were paid to our independent registered public accountants for the fiscal year ended March 31, 2009 and the fiscal year ended March 31, 2008?

The following table shows the fees paid or accrued by Matrixx for the audit and other services provided by the Company’s accountants for the fiscal year ended March 31, 2009 and fiscal year ended March 31, 2008:

	Year Ended	Year Ended
	March 31,	March 31,
	2009	2008

Audit Fees for the periods indicated and fees for the review of financial statements included in quarterly reports on Form 10-Q	$197,800	$192,000
Audit-Related Fees(1)	—	—
Tax Fees(2)	34,200	24,125
All Other Fees(3)	—	—

Total	$232,000	$216,125

(1)	Includes accounting and financial reporting services related to Matrixx’s registration statements filed under the Securities Act of 1933, as amended.

(2)	Includes tax compliance, advice and planning.

(3)	Includes regulatory advisory services.

All services described above were approved by the Audit Committee or the Audit Committee Chairman, as described under “What are the Audit Committee’s pre-approval policies?”.

The Audit Committee has considered and decided that the provisions of the non-audit services referred to in the “All Other Fees” portion of the above table (including the footnote thereto) are compatible with maintaining the independence of the Company’s auditors.

What are the Audit Committee’s pre-approval policies?

The Audit Committee pre-approves each audit service and non-audit service to be provided by the Company’s independent public accountants. The Audit Committee has delegated to the Chairman of the Audit Committee the authority, between Audit Committee meetings, to pre-approve audit and non-audit services to be performed by the independent public accountants if the services are not expected to cost more than $50,000. The Chairman must report any pre-approved decisions to the Audit Committee at its next scheduled meeting. All of the services performed by Mayer Hoffman McCann P.C. for the Company in fiscal 2009 were pre-approved by the Audit Committee or the Chairman of the Audit Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CDA”) is to provide information about the compensation that the Company paid to our Named Executive Officers for fiscal 2009 and to explain the Company’s compensation process and philosophy and the policies and factors that underlie our decisions with respect to the Named Executive Officers’ compensation. As we describe in more detail below, the principal objectives of our executive compensation strategy are to attract and retain talented executives, reward business results, strongly differentiate pay based on performance and align the interest of executives with stockholders. In addition to rewarding business and individual performance, the compensation program is designed to promote both annual performance objectives and longer-term retention objectives.

What are our processes and procedures for considering and determining executive compensation?

The Compensation Committee.  The Compensation Committee is responsible for reviewing the performance of the Company’s executive management in achieving corporate goals and objectives; for seeking to ensure that executive management members are compensated appropriately in a manner consistent with the Company’s business strategies, competitive practices, and the requirements of applicable regulatory authorities; and for administering all of the Company’s employee compensation plans. The Compensation Committee operates under a written Compensation Committee Charter adopted by the Board and available on the Company’s website (www.matrixxinc.com). The Compensation Committee consists of Ms. Lori Bush (Chairman), Mr. John Clayton, Mr. L. White Matthews, III, and Mr. Michael Zeher. The Compensation Committee met five times in fiscal 2009. The report of the Compensation Committee is set forth below under the heading “Report of the Compensation Committee.” All members of the Compensation Committee meet the independence requirements of Nasdaq listing standards. The Compensation Committee may create one or more subcommittees comprised of members of the Compensation Committee, and may vest any such subcommittee with the full authority of the Compensation Committee.

The primary purpose of the Compensation Committee is to assist the Board in discharging its duties with respect to the compensation of the Company’s executive officers. Responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board, the Chief Executive Officer’s compensation plan based on this evaluation;

•	approving all base salaries and other compensation of the Company’s executive officers;

•	overseeing and periodically reviewing the operation of all Company employee benefit plans;

•	reviewing and, if appropriate, recommending to the Board for adoption all employee compensation plans, programs and arrangements, including stock option and other equity compensation plans and programs and other perquisites and fringe benefit arrangements;

•	approving all discretionary awards under all Company equity compensation plans and programs;

•	annually reviewing the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws, and recommending to the Board any appropriate changes to be made; and

•	periodically reviewing the Company’s philosophy with regard to salaries and other compensation of executive officers.

Role of Compensation Consultants.  The Compensation Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors and consultants as deemed appropriate to assist in the continual development and evaluation of compensation policies and determination of compensation awards. The Company will provide appropriate funding, as determined by the Compensation Committee, for compensation to such advisors and consultants that the Compensation Committee chooses to engage. In May 2008, the Compensation Committee authorized the Company to engage Towers Perrin Consulting (“Towers Perrin”) as an independent compensation consultant to assist the Compensation Committee in evaluating fiscal 2010 executive compensation programs.

Role of Peer Companies.  In making its compensation decisions for executive officers, the Compensation Committee compares elements of compensation against a specific peer group of companies that we believe to be comparable in terms of business type and financial metrics. We anticipate periodically reviewing and revising the composition of the peer group. The peer group used to assist in setting the executive officer compensation in fiscal 2009 was Chattem, Inc.; Prestige Brands, Inc.; and Adams Respiratory, Inc.

Role of Management in Determining Executive Compensation.  All compensation decisions are made by the Compensation Committee. Management works with the Compensation Committee in establishing the agenda for Compensation Committee meetings and in preparing meeting information. Management provides information to the Compensation Committee on the performance of the executive officers for the Compensation Committee’s consideration and provides such other information as the Compensation Committee may request. Management also assists the Compensation Committee in recommending salary levels and the type and structure of other awards. As described below under the heading “What are the elements of the Company’s compensation program? — Annual Incentives,” executive officers also play a role in setting the targets for the Company’s annual incentive plans. At the request of the Chairman of the Compensation Committee, the CEO or other officers may attend and participate in portions of the Compensation Committee’s meetings.

What are the objectives of the Company’s compensation programs?

The principal objectives of the Company’s executive compensation programs are to attract and retain talented executives, reward business results, strongly differentiate pay based on performance and align the executive’s interests with stockholder interests. The objectives are based on the following core principles, which we explain in greater detail below:

•	Business Performance Accountability. Compensation should be tied to the Company’s performance in key areas so that executives are held accountable through their compensation for the performance of the Company.

•	Individual Performance Accountability. Compensation should be tied to an individual’s performance so that individual contributions to the Company’s performance are rewarded.

•	Alignment with Stockholder Interests. Compensation should be tied to the Company’s stock performance through stock incentives so that executives’ interests are aligned with those of our stockholders.

•	Retention. Compensation should be designed to promote key employee retention.

•	Competitiveness. Finally, the compensation program should be designed to attract, retain and reward key leaders critical to the Company’s success by providing competitive total compensation.

What is the compensation program designed to reward?

Our compensation programs are generally designed to reward annual performance and encourage longer-term retention objectives.

Annual incentives in our compensation program are principally cash-based. We believe that annual incentives promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for Matrixx’s stockholders. The elements of our compensation program that promote annual performance objectives are described below under the heading “What are the elements of the Company’s compensation program? — Annual Incentives.”

Long-term incentives in our compensation program are principally stock-based. The element of our fiscal 2009 compensation program that promotes long-term retention is our restricted stock grants.

We describe these awards below under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives.”

What are the elements of the Company’s compensation program?

In general, the Company’s compensation program consists of three major elements: base salary, performance-based annual incentives, and long-term incentives designed to promote key employee retention. In addition, the Company has change-of-control arrangements for its executive officers.

Base Salary.  The Compensation Committee annually reviews and, if appropriate, adjusts each executive officer’s base salary. Annual salaries are based on the following factors:

•	Matrixx’s performance for the prior fiscal year and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans;

•	competitive levels of compensation for executive positions based on information drawn from our selected peer group and other relevant information; and

•	recommendations of the President and Chief Executive Officer (except in the case of his own compensation).

In setting salaries, the Compensation Committee links a high proportion of each Named Executive Officers’ compensation to performance through the annual incentive awards described below.

Based on the factors described in the preceding paragraph, the Compensation Committee approved the following base salaries for the Named Executive Officers for fiscal 2009: Mr. Johnson — $525,000; Mr. Hemelt — $270,800; Mr. Clarot — $232,400; and Mr. Marini — $230,000. Mr. Cowley was appointed Executive Vice President, Business Development, General Counsel and Secretary in May 2008 and the Compensation Committee approved a base salary for Mr. Cowley of $268,000. Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company, effective October 31, 2008. The benefits Mr. Johnson received upon his retirement are discussed under “Agreements with Named Executive Officers — Mr. Johnson’s Separation Agreement.”

In October 2008, the Compensation Committee approved a monthly supplemental compensation payment to Mr. Hemelt in the amount of approximately $10,800 and the Board appointed Mr. Hemelt to the additional roles of Acting President and Chief Operating Officer. This increase, reflecting an annual base compensation level of $400,000, was in consideration of the additional responsibilities Mr. Hemelt assumed following the retirement of Mr. Johnson. Supplemental compensation payments will be made for as long as Mr. Hemelt retains such additional responsibilities and for any additional period, if any, as the Chairman of the Board may determine.

Annual Incentives.  The Company’s compensation structure provides for annual performance incentives that are linked to the Company’s sales and earnings objectives for the year. Annual incentives are generally awarded as cash compensation, but may include equity grants. The annual incentive process involves the following basic steps:

•	establishing overall Company performance goals at the beginning of the fiscal year;

•	setting a target incentive for each individual; and

•	measuring actual performance against predetermined goals to determine incentive payouts or adjustments to the target incentive payment.

These steps are described below:

1) Establishing Company performance goals: Early in each fiscal year, the Compensation Committee, working with senior management and the entire Board, sets performance goals for the Company. The goals are set in order to incentivize management to grow the business and increase long-term stockholder value. For fiscal 2009, threshold performance goals were based on two corporate financial measures; the achievement of at least $110 million in revenue and at least $13 million in net income for the fiscal year (“2009 Bonus Plan”).

2) Setting a target incentive: Each year the Compensation Committee sets a target incentive amount for each Named Executive Officer, generally expressed as a percentage of the executive’s base salary. This target amount is expected to be below the upper incentive limit established for each Named Executive Officer. The target incentive takes into account factors that the Compensation Committee deems relevant, including (but not limited to) a review of peer group compensation. The 2009 Bonus Plan incentive award opportunities (expressed as a percentage of the Named Executive Officer’s 2009 base salary) were as follows:

Name	2009 Bonus Plan Award Opportunity

Carl J. Johnson	Less Than Plan (0%) Plan (50%) Maximum (100)%
William J. Hemelt*	Less Than Plan (0%) Plan (40%) Maximum (80)%
Samuel C. Cowley	Less Than Plan (0%) Plan (40%) Maximum (80)%
Timothy L. Clarot	Less Than Plan (0%) Plan (30%) Maximum 60)%
James A. Marini	Less Than Plan (0%) Plan (30%) Maximum (60%)

*	In October 2008, the Compensation Committee approved a change to Mr. Hemelt’s performance targets in recognition of the additional responsibilities he assumed following Mr. Johnson’s retirement. The new targets were: Less than Plan: 0%; Plan: 45%; Maximum 90%. Mr. Hemelt’s previous target levels were effective through October 20, 2008, calculated on an annual base salary of $270,800. The new target levels became effective on October 21, 2008 and were calculated on an annual base salary of $400,000.

3) Measuring performance: After the end of the fiscal year, the Compensation Committee reviews the Company’s actual performance against the predetermined performance goals established at the beginning of the year. The Compensation Committee also reviews the extent (if any) to which the Company’s performance goals have been surpassed, and may award each executive an incentive amount above the target incentive amount.

In determining the extent to which the pre-set performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings. To the extent appropriate, the Compensation Committee will also consider the nature and impact of such events in the context of the incentive determination.

In October 2008, the Compensation Committee also approved a cash bonus in the amount of $50,000 to be paid to each of the following named executive officers, if such officer remained employed by the Company through March 31, 2009, except in the case of an officer’s death, disability, or termination without cause before such date, in which case the officer would nevertheless be entitled to receive such cash retention bonus: Mr. Hemelt; Mr. Clarot; Mr. Cowley; and Mr. Marini.

Early in fiscal 2010, the Compensation Committee determined the 2009 Bonus Plan performance targets of $110 million in revenue and $13 million in net income were met and surpassed. In calculating net income to determine whether the performance targets were met for Messrs. Hemelt, Clarot, Cowley and Marini, incremental expenses associated with the retirement of Mr. Johnson were excluded. In addition, the Compensation Committee awarded Messrs. Hemelt, Clarot, Cowley and Marini an additional $11,800 cash bonus in recognition of the significant achievements of the Company’s current executive management team during fiscal year 2009. Mr. Johnson’s incentive compensation was pro rated for the nine-month period ended December 31, 2008 according to the terms of his Separation Agreement, dated December 8, 2008. The total annual incentive award granted by the Compensation Committee to the Named Executive Officers is as follows: Mr. Johnson $305,156; Mr. Hemelt $257,147; Mr. Clarot $140,782; Mr. Cowley $210,120; and Mr. Marini $139,450.

Long-Term Incentives.  Beginning with the three-month transition period ended March 31, 2007, the Compensation Committee determined that the purposes of long-term incentives are best served if the equity grants are issued to promote retention versus prior or future performance, particularly since the Company’s annual incentives (described above) promote the performance of the Named Executive Officers. The objective of the program is to align compensation over a multi-year period with the interests of stockholders of the Company by motivating and rewarding the creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the Named Executive Officers and the goals of the compensation program described above. The Company’s long-term compensation is typically in the form of restricted stock and the Compensation Committee does not expect to grant stock options for this purpose. Restricted stock is impacted by all stock price changes, so the value to named executives is affected by both increases and decreases in stock price. Restricted stock grants are recorded at 100% of the closing price of Matrixx common stock on the date of grant.

In furtherance of the Compensation Committee’s long-term incentive program objectives, on May 8, 2008, the Compensation Committee approved a restricted stock grant to the following Named Executive Officers:

		Restricted Stock
		Award
Name	Position	(# of Shares)(1)

Carl J. Johnson	Chief Executive Officer, President	36,791
William J. Hemelt	Executive Vice President and Chief Financial Officer	18,977
Timothy L. Clarot	Vice President, Research and Development	16,286
James A. Marini	Vice President, Sales	16,118

(1)	The restricted shares in this column vest over a three-year period, one-third on May 8, 2009, one-third on May 8, 2010, and one-third on May 8, 2011. The number of shares of restricted stock granted to each Named Executive Officer was determined by dividing the Named Executive’s fiscal 2009 base salary by the closing price of the Company’s stock on May 8, 2008 ($14.27). The following base salaries for the Named Executive Officers, effective April 1, 2008, for fiscal 2009, were as follows: Mr. Johnson — $525,000; Mr. Hemelt — $270,800; Mr. Clarot - $232,400; and Mr. Marini — $230,000. Because Mr. Johnson’s employment with the Company ended before the initial vesting date (May 8, 2009), his restricted shares were surrendered to the Company and cancelled.

Mr. Cowley received a grant of 37,562 shares of restricted stock upon his appointment as Executive Vice President, Business Development, General Counsel and Secretary, effective May 8, 2008. One-half of the grant (18,781 shares) was provided as an incentive to attract Mr. Cowley to accept the position with the Company. The other half of the grant (18,781 shares) was the standard annual grant made to all Company officers on that same date. The combined award vests over a three-year fiscal period, one-third on May 8, 2009, one-third on May 8, 2010, and one-third on May 8, 2011; however, the 18,781 shares granted as an incentive for Mr. Cowley to accept the position with the Company will not terminate, and will continue to vest in accordance with its terms, in the event Mr. Cowley’s employment is terminated. The number of shares of restricted stock granted to Mr. Cowley was determined by dividing his base salary by the closing price of the Company’s stock on Nasdaq on May 8, 2008 ($14.27).

On May 7, 2009, the Compensation Committee approved similar grants of restricted stock to the Named Executive Officers. We described the award opportunities for our Named Executive Officers in our Current Report on Form 8-K filed on May 13, 2009.

Change-of-Control Agreements.  We describe our Change-of-Control Agreements under the heading “Potential Payments Upon Termination or Change-of-Control — Change-of-Control Arrangements.”

Perquisites.  The Company does not offer any perquisites, as defined in the SEC’s compensation disclosure rules.

Why does the Company choose to pay each element of compensation to its Named Executive Officers?

We choose to pay each element of compensation to further the objectives of our compensation program described above, including the need to attract, retain, and reward key leaders critical to our success by providing competitive total compensation, but with strong emphasis on performance-based incentives.

How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?

As discussed under “What are our processes and procedures for considering and determining executive compensation?” above, the Compensation Committee authorized the Company to engage Towers Perrin as an independent compensation consultant to assist the Compensation Committee in evaluating executive compensation programs. In addition to market data on compensation practices and programs provided by Towers Perrin or otherwise publicly available, the Compensation Committee focuses on the individual executives and their responsibilities, skills, expertise and value added through performance in determining or recommending executive pay. See “What are our processes and procedures for considering and determining executive compensation?” above for more information regarding how the Company determines the amount for each element of compensation paid to the Named Executive Officers.

How does each element of compensation and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?

Before establishing or recommending executive compensation payments or awards, the Compensation Committee considers all the components of such compensation, including current pay (salary and bonus, if any), annual and long-term incentive awards, retirement benefits, outstanding equity awards, and potential change-of-control severance payments. The Compensation Committee considers each element in relation to the others when setting total compensation.

What impact do taxation and accounting considerations have on the decisions regarding executive compensation?

Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Matrixx’s executive officers for the 2009 fiscal year did not exceed the $1 million limit for any employee. The Company does not use the deduction as a justification for awarding compensation in excess of $1 million. However, to the extent awards may exceed $1 million, the Company believes it is in the stockholders’ best interests to award compensation that will qualify as “performance-based” in order to take advantage of the deduction. The Company has not adopted a policy requiring all such compensation to be deductible.

We believe that Matrixx’s compensation policy satisfies Section 162(m) of the Code. As a result, we believe that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, Matrixx will not be entitled to a deduction with respect to payments that are contingent upon a change-of-control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code. Such payments will subject the recipients to a 20% excise tax.

In addition to Section 162(m) limitations, the Compensation Committee and the Board also take into account other tax and accounting consequences of its total compensation program and the individual components of compensation, and weigh these factors when setting total compensation and determining the individual elements of an officer’s compensation package.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board submitted the following report:

In accordance with SEC rules, the Compensation Committee discussed and reviewed the Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement with management and, based on those discussions and review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lori H. Bush, Chairman
John M. Clayton
L. White Matthews, III
Michael A. Zeher

SUMMARY COMPENSATION TABLE

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal			Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year(1)		($)		($)(2)	($)(3)	($)(4)	($)(5)	($)	($)(6)	($)

Carl J. Johnson,	2009		397,500	(8)	—	110,725	—	305,156	—	279,190	1,097,571
President and Chief	2008		500,000		—	246,903	—	—		10,193	757,096
Executive Officer(7)	2007	(1)	115,385		—	61,811	—			4,907	182,103
William J. Hemelt,	2009	(9)	325,384		61,800	190,911	—	245,347	—	9,641	833,083
Executive Vice	2008		260,400		—	108,166	—	—		9,403	377,969
President, Chief Financial Officer, Acting President and Chief Operating Officer	2007	(1)	60,092		—	23,528				2,502	86,122
Timothy L. Clarot,	2009		232,192		61,800	163,517	—	128,982	—	7,142	593,633
Vice President,	2008		223,400		—	92,506	—	—		8,936	324,842
Research and Development	2007	(1)	51,554		—	20,062				2,062	73,678
James Marini, Vice	2009		228,404		61,800	137,660		127,650		6,916	562,430
President, Sales	2008		160,840		—	67,381	—	20,882		7,269	256,372
	2007	(1)	37,117		—	14,774	—	16,800	—	1,485	70,176
Samuel C. Cowley Executive Vice President, Business Development, General Counsel and Secretary(10)	2009		226,769		166,800	349,895		198,320		6,597	948,381

(1)	On February 9, 2007, the Company’s Board approved a change in the Company’s fiscal year end from December 31 to March 31. The three months ended March 31, 2007 was the Company’s transition period, and the Company’s new fiscal year began April 1, 2007 and ended March 31, 2008. As required by SEC rules, this table reflects the Company’s reported fiscal years. The 2009 period reflects the Company’s fiscal year ended March 31, 2009. The 2008 period reflects the Company’s fiscal year ended March 31, 2008 and the 2007 period reflects the Company’s three-month transition period ended March 31, 2007.

(2)	A retention bonus of $50,000 was paid to Messrs. Hemelt, Clarot, Marini and Cowley following the end of the Company’s 2009 fiscal year. In addition, the Compensation Committee awarded Mr. Hemelt, Mr. Cowley, Mr. Clarot and Mr. Marini an additional $11,800 cash bonus. Mr. Cowley also received a signing bonus of $105,000 when he joined the Company as an executive officer in May 2008.

(3)	This column reflects the dollar amounts expensed by the Company during the period for financial reporting purposes in accordance with FAS 123R for stock awards held by the Named Executive Officers and does not reflect value actually received by the Named Executive Officers. The Option Exercises and Stock Vested table discloses the value of stock awards that actually vested during fiscal 2009. Of the awards outstanding, the restricted stock awards require us to use assumptions and judgment in estimating the related annual compensation expense. For details regarding these assumptions, see “Stock Based Compensation” in Note 1 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009. The Company recognizes compensation expense for restricted stock over the requisite service period at the grant date closing price of the shares awarded.

(4)	This column represents the dollar amount recognized by the Company for financial statement reporting purposes in accordance with FAS 123R with respect to vesting of stock option grants. The Company did not grant stock options to the Named Executive Officers in the three-month transition period ended March 31, 2007 or for the fiscal years ended March 31, 2008 or March 31, 2009. For details regarding the assumptions used in determining the compensation expense related to stock options made in prior years, see “Stock Based Compensation” in Note 1 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended 2009.

(5)	The incentive amounts earned pursuant to the 2009 Bonus Plan, as discussed in the CDA above, were paid in May 2009.

(6)	The amounts in this column for 2009 consist of matching contributions to the Company’s 401(k) plan: Mr. Johnson — $5,485; Mr. Hemelt — $9,200; Mr. Clarot — 7,142; Mr. Marini — $6,916; and Mr. Cowley — $6,597; and reported taxable income under a life insurance plan: Mr. Johnson — $1,305; and Mr. Hemelt — $441. In addition, the amounts in this column for 2009 reflect the following amounts paid to Mr. Johnson (or accrued by the Company) in connection with Mr. Johnson’s retirement: $24,231 for unused accrued vacation as of the date of Mr. Johnson’s retirement; $10,000 to assist with Mr. Johnson’s attorneys’ fees and costs; $199,995, representing the total premiums paid since inception of the life insurance policy that was transferred to Mr. Johnson on May 1, 2009; and $13,174, representing the cost to the Company of the health care benefits provided during the twelve-month period following Mr. Johnson’s retirement. The Company does not offer its Named Executive Officers any perquisites, as defined in the SEC’s compensation disclosure rules.

(7)	Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company effective October 31, 2008.

(8)	Mr. Johnson received $37,500 for services performed as an employee of, and advisor to, the Company from November 1, 2008 through March 31, 2009, pursuant to his Separation Agreement, dated December 8, 2008.

(9)	Mr. Hemelt’s base salary for fiscal 2009 was $270,800. Supplemental payments totaling $54,824 were made to Mr. Hemelt during fiscal 2009 in consideration of Mr. Hemelt’s additional responsibilities due to Mr. Johnson’s retirement.

(10)	Mr. Cowley was appointed Executive Vice President, Business Development, General Counsel and Secretary on May 8, 2008.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

								All Other	All Other
								Stock	Options
								Awards:	Awards:	Exercise or	Grant
		Estimated Possible Payouts Under			Estimated Future Payouts			Number of	Number of	Base	Date
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Price of	Value of
		Awards(1)			Awards(2)			Stock or	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/SH)	Awards(4)

Carl J. Johnson,	5/08/2008	0	196,875	393,750	0	0	0	36,791			525,008
President and Chief Executive Officer(5)
William J. Hemelt,	5/08/2008	0	121,860	243,720	0	0	0	18,977			270,802
Executive Vice President, Chief Financial Officer, Acting President and Chief Operating Officer
Timothy L. Clarot,	5/08/2008	0	69,720	139,440	0	0	0	16,286			232,401
Vice President, Research and Development
James Marini,	5/08/2008	0	69,000	138,000	0	0	0	16,118			230,004
Vice President, Sales
Samuel C. Cowley,	5/08/2008	0	107,200	214,400	0	0	0	37,562 (6)			452,388
Executive Vice President, Business Development, General Counsel and Secretary

(1)	The amounts in this column represent the possible cash payouts under the fiscal 2009 Bonus Plan. The 2009 Bonus Plan is described under the heading “Compensation Discussion and Analysis — What are the elements of the Company’s compensation program? — Annual Incentives.” As required by SEC rules, the “Estimated Possible Payouts” represent the “threshold,” “target,” and “maximum” payouts the Named Executive Officers were eligible to receive under the 2009 Bonus Plan. The actual awards payable to the Named Executive Officers under the 2009 Bonus Plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 25 of this proxy statement. See footnote 5 for information regarding Mr. Johnson’s incentive award opportunities under the fiscal 2009 Bonus Plan.

(2)	There were no outstanding equity incentive awards in fiscal 2009. See “Compensation Discussion and Analysis — What are the elements of the Company’s compensation program? — Long-Term Incentives.”

(3)	See “Compensation Discussion and Analysis — What are the elements of the Company’s compensation program? — Long-Term Incentives.”

(4)	The amounts in this column represent the full grant date fair value computed in accordance with FAS 123R for the fiscal 2009 restricted stock awards.

(5)	Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company effective October 31, 2008. As discussed in the CDA under “What are the elements of the Company’s compensation program — Annual Incentives,” Mr. Johnson’s incentive opportunity under the 2009 Bonus Plan was pro rated through the nine-month period ended December 31, 2008.

(6)	Of the 37,562 shares awarded, 5,860 shares were repurchased by the Company to satisfy Mr. Cowley’s tax obligation for this restricted stock award.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Johnson’s Separation Agreement.  Carl J. Johnson retired from his positions as the Company’s President and Chief Executive Officer, effective October 31, 2008. Pursuant to the Separation Agreement between the Company and Mr. Johnson, as described below, Mr. Johnson resigned from the Company’s Board, effective December 16, 2008.

In connection with Mr. Johnson’s retirement, the Company and Mr. Johnson entered into a Separation Agreement (the “Separation Agreement”) and a Settlement Agreement and Mutual Release (the “Release Agreement”), each dated December 8, 2008, pursuant to which the Company agreed to provide Mr. Johnson the benefits to which he would have been entitled pursuant to his Amended and Restated Employment Agreement, dated as of October 18, 2006. These benefits include one year’s base salary ($525,000), payable through October 31, 2009; one year’s medical and dental benefits; payment of $24,231 for unused accrued vacation days; reimbursement for all reasonable travel and other expenses incurred prior to October 31, 2008; and Mr. Johnson’s receipt of a life insurance policy. Additional information regarding the benefits paid to Mr. Johnson, or accrued by the Company, in connection with Mr. Johnson’s retirement are set forth in the “All Other Compensation” column of the Summary Compensation Table on page 25 of this proxy. The Separation Agreement and the Release Agreement contain the following other key components:

•	Mr. Johnson was given the right to receive a pro rated portion of any incentive payment earned under the fiscal 2009 Bonus Plan. See “Grants of Plan-Based Awards in Fiscal 2009.”

•	Mr. Johnson agreed to remain an employee of the Company through the current fiscal year, which ended March 31, 2009 (“Employment Period”). In this capacity, Mr. Johnson agreed to provide advisory services to the Company’s Acting President, William Hemelt, on an as-needed basis. In exchange, Mr. Johnson was paid $7,500 per month.

•	The Company paid Mr. Johnson $10,000 to defray a portion of his legal expenses associated with the Separation Agreement and the Release Agreement.

•	Mr. Johnson agreed to make himself reasonably available to the Company in connection with ongoing or new litigation or other proceedings to which the Company is, or may become, a party and for which he may have relevant information or knowledge and will provide such litigation support services at a rate of $250 per hour, plus expenses.

Change-of-Control Agreements.  The Company has entered into Change-of-Control Agreements with each of the Named Executive Officers. Due to Mr. Johnson’s retirement, his Change-of-Control Agreement is no longer in effect. The Company intends that these agreements provide stability in its key management in the event the Company experiences a change-of-control. The agreements provide for a severance payment to the Named

Executive Officers in the event of termination without “Cause” or if the Named Executive Officer terminates his or her employment for “Good Reason” at any time within one year following a Change-of-Control of the Company. In the event of an officer’s death or disability, termination for “Cause,” termination by a Named Executive Officer without Good Reason or termination by the Named Executive Officer or the Company for any or no reason before a Change-of-Control occurs or more than one year after a Change-of-Control has occurred, the Named Executive Officer will not receive payments under the Change-of-Control Agreement.

The severance payment is an amount equal to (a) the Named Executive Officer’s base salary in effect at the time of his or her separation from service plus (b) the average of the annual incentive bonuses paid to the Named Executive Officer for the two fiscal years immediately preceding the fiscal year in which the Change-of-Control occurs. The severance payment will be paid to the Named Executive Officer in one lump sum within 30 days of his or her separation from service. However, if the Named Executive Officer is a “specified employee” and the definition of “Good Reason” does not qualify as an “involuntary separation” from service, the severance payment will be paid to the Named Executive Officer in one lump sum on the first day of the seventh month following the officer’s termination of employment. In addition to the severance payment, shares granted to the Named Executive Officers pursuant to the 2001 Incentive Plan will vest and all restrictions will lapse as of the effective date of the Change-of-Control.

In addition, under each Change-of-Control Agreement, each executive is entitled to receive continuation of the Company’s group health plan coverage under COBRA. The Company will pay the portion of the employer’s share of the cost of the premium for 18 months of the COBRA coverage period (in accordance with any premium cost-sharing arrangement in effect as of the date of termination).

“Change-of-Control” means and will be deemed to have occurred if: (1) any person (not including the Company, any Company employee benefit plan, any person acquiring such securities directly from the Company or the Named Executive Officer or any other person already owning 15% or more of the voting power at the time of the Change-of-Control Agreement) becomes a beneficial owner (pursuant to Rule 13d-3 under the Exchange Act), either directly or indirectly, of 15% or more of the combined voting power of the Company’s outstanding securities having a right to vote; (2) any stockholder of the Company beneficially owning 15% or more of the combined voting power of the Company’s outstanding securities as of the date of the Change-of-Control Agreement becomes the beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at an election of directors; (3) individuals who, as of the date of the Change-of-Control Agreement, constitute the Board cease for any reason to constitute at least 80% of the Board; provided however, that any person becoming a member of the Board after the date of the Change-of-Control Agreement whose election was approved by a vote of at least 80% of the members of the Board that were members as of the date of the Change-of-Control Agreement, shall be considered as though that person was a member of the Board as of the date of the Change-of-Control Agreement; or (4) approval by the stockholders of the Company and consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, with or to a corporation or other persons who were stockholders of the Company immediately prior to the transaction do not, immediately thereafter, own more than 80% of the combined voting power of the outstanding voting securities of the new merged, consolidated, reorganized or purchasing corporation and 80% of the members of the Board of the new merged, consolidated, reorganized or purchasing corporation were not members of the Company’s Board prior to the consummation of the reorganization, merger, consolidation or purchase.

“Cause” is defined in each Change-of-Control Agreement as gross and willful misconduct resulting in material injury to the Company, fraudulent or criminal conduct that may have an adverse impact on the Company or its affiliate’s name or reputation, material failure or refusal to perform duties, use of drugs or alcohol in violation of the Company’s policy or a material breach of the Named Executive Officer’s employment obligations to devote substantially all of his or her business time, attention, skill and effort to the faithful performance of his or her duties.

“Good Reason” is defined in each Change-of-Control Agreement as: (a) the Named Executive Officer’s compensation is reduced by the Company; (b) the Named Executive Officer’s functions, duties and/or responsibilities are significantly reduced so as to cause his position with the Company to become of materially less dignity, responsibility and/or importance; or (c) the Named Executive Officer is required by the Company to relocate his or her residence or the Company’s principal business office is relocated more than 60 miles away from the Company’s then-current location.

Insurance Agreement with Mr. Hemelt.  On October 18, 2006, the Company’s Board approved an agreement with Mr. Hemelt (the “Hemelt Insurance Agreement”). The Hemelt Insurance Agreement requires the Company to transfer a life insurance policy to Mr. Hemelt upon his termination of employment, for any reason, from the Company. In addition, upon the transfer of the policy, the Company must pay to Mr. Hemelt an amount equal to the total presumed federal and state taxes that could be imposed with respect to the income tax payable upon the transfer and assignment of the policy. The face amount and cash surrender value of the insurance policy at March 31, 2009 was $400,000 and $30,789, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

	Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
			Equity						Number of	Market or
			Incentive						Unearned	Payout
			Plan Awards:			Number of		Market	Shares,	Value of
	Number of	Number of	Number of			Shares or		Value of	Units or	Unearned
	Securities	Securities	Securities			Units of		Shares of	Other	Shares,
	Underlying	Underlying	Underlying			Stock		Stock	Rights	Units or
	Unexercised	Unexercised	Unexercised	Option		That		That	That	Other
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Rights That
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)		($)(2)	(#)(3)	Vested ($)(4)

Carl J. Johnson,	4,400	—		8.50	12/20/2009	46,741	(6)	$766,552
President and Chief	25,000	—		8.45	01/16/2010
Executive Officer(5)	50,000	—		17.90	01/15/2011
	40,000	—		10.73	02/07/2012
William J. Hemelt,	10,000	—		7.96	07/22/2010	24,159	(7)	$396,208
Executive Vice	20,000	—		17.90	01/15/2011
President, Chief	25,000	—		8.13	7/30/2011
Financial Officer,	20,000	—		10.73	02/07/2012
Acting President and Chief Operating Officer
Timothy L. Clarot,	20,000	—		8.45	01/16/2010	20,732	(8)	$340,005
Vice President,	20,000	—		17.90	01/15/2011
Research and	30,000	—		8.13	7/30/2011
Development	20,000	—		10.73	02/07/2012
James Marini,	20,000	—		17.90	01/15/2011	19,319	(9)	$316,832
Vice President, Sales	10,000	—		10.73	02/07/2012
Samuel C. Cowley,						34,362	(10)	$563,537
Executive Vice President, Business Development, General Counsel, Secretary

(1)	This column consists of unvested restricted stock shares, as discussed under the heading “Compensation Discussion and Analysis — What are the elements of the Company’s compensation program? — Long-Term Incentives.”

(2)	The amount in this column is calculated by multiplying the closing market price of our common stock at the end of fiscal 2009 ($16.40 per share as of March 31, 2009) by the number of restricted shares listed for the specified officer.

(3)	As discussed under “Compensation Discussion and Analysis — What are the elements of the Company’s compensation program — Long-term Incentives?” there are no awards of this type outstanding in fiscal 2009.

(4)	The amount in this column is calculated by multiplying the closing market price of our common stock at the end of fiscal 2009 ($16.40 per share as of March 31, 2009) by the number of performance shares listed for the specified officer. There were no performance shares outstanding at March 31, 2009.

(5)	Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company effective October 31, 2008.

(6)	Pursuant to the 2001 Long-Term Incentive Plan, all unvested restricted stock was forfeited upon Mr. Johnson’s termination of employment on March 31, 2009.

(7)	Includes 5,182 shares of restricted stock that vest on March 31, 2010, 6,326 shares of restricted stock that vest on May 8, 2009, 6,326 shares of restricted stock that vest on May 8, 2010 and 6,325 shares of restricted stock that vest on May 8, 2011.

(8)	Includes 4,446 shares of restricted stock that vest on March 31, 2010, 5,429 shares of restricted stock that vest on May 8, 2009, 5,429 shares of restricted stock that vest on May 8, 2010 and 5428 shares of restricted stock that vest on May 8, 2011.

(9)	Includes 3,201 shares of restricted stock that vest on March 31, 2010, 5,373 shares of restricted stock that vest on May 8, 2009, 5,373 shares of restricted stock that vest on May 8, 2010 and 5,372 shares of restricted stock that vest on May 8, 2011.

(10)	Includes 2,660 shares of restricted stock that vest on January 2, 2010, 10,568 shares of restricted stock that vest on May 8, 2009, 10,567 shares of restricted stock that vest on May 8, 2010 and 10,567 shares of restricted stock that vest on May 8, 2011.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)

Carl J. Johnson,	0	0	35,421	$612,998
President and Chief Executive Officer(4)
William J. Hemelt,	0	0	11,963	$204,738
Executive Vice President, Chief Financial Officer, Acting President and Chief Operating Officer
Timothy L. Clarot,	25,700	231,750	10,172	$174,037
Vice President, Research and Development
James Marini,	20,700	196,500	7,571	$129,670
Vice President, Sales
Samuel C. Cowley,	0	0	8,528	141,871
Executive Vice President, Business Development, General Counsel and Secretary(5)

(1)	Represents the number of options exercised multiplied by the difference between the market price of the Company’s common stock on the exercise date and the exercise price of the options.

(2)	Represents restricted stock awards that vested in fiscal 2009.

(3)	Represents the number of shares multiplied by the market value of the shares on the vesting date.

(4)	Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company effective October 31, 2008.

(5)	Mr. Cowley was appointed Executive Vice President of Business Development, General Counsel and Secretary on May 8, 2009. Shares vested were awarded while Mr. Cowley served as an independent Board Member for the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

In this section of the Proxy Statement, we describe the potential payments that each of the Named Executive Officers could receive following termination of employment, including through resignation, severance, retirement, death, disability or a Change-of-Control of the Company (each, a “Termination Event”). We first describe plans, agreements, or arrangements under which each Named Executive Officer could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees (“Termination Plans”). We then discuss the potential payments that could be due to each Named Executive Officer under the Termination Plans because of a Termination Event. As required by SEC rules, we have calculated these payments as if each Termination Event occurred on March 31, 2009, the last business day of fiscal 2009, and the price per share of the Company’s common stock is the closing market price on that same day (March 31, 2009 closing market price of $16.40). We also have discussed the assumptions underlying the payments. The payments to the Named Executive Officers under the various Termination Event scenarios described in this section are not intended to affect the Company’s obligations to the Named Executive Officers. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations.

Change-of-Control Arrangements

Our change-of-control arrangements and the events triggering change-of-control payments are discussed in detail under “Agreements with Named Executive Officers.” As noted under that section, the change-of-control arrangements with the Named Executive Officers are reflected in separate Change-of-Control Agreements. The terms of each change-of-control arrangement are substantially similar. Assuming a Termination Event triggering payments under the change-of-control arrangements occurred on March 31, 2009, each Named Executive Officer would be eligible to receive the following severance payments: Mr. Hemelt — $325,384; Mr. Clarot — $232,192; Mr. Marini — $228,404; and Mr. Cowley — $268,000. The Named Executive Officer would receive such severance payment only if he or she executed a release agreement reasonably requested by the Company.

In addition to the severance payments described in the preceding paragraph, shares granted to the Named Executive Officers pursuant to the 2001 Incentive Plan would vest and all restrictions would lapse as of the effective date of the Change-of-Control. Assuming a Change-of-Control occurred on March 31, 2009, the restrictions on each Named Executive Officer’s restricted stock would lapse and each Named Executive Officer would be able to realize the following values (based on the closing market price of the underlying securities on March 31, 2009 times the number of shares affected); Mr. Hemelt — $396,208; Mr. Clarot — $340,005; Mr. Marini — $316,832; and Mr. Cowley — $563,537.

Hemelt Insurance Agreement

Mr. Hemelt’s insurance agreement with the Company is discussed in detail under “Agreements with Named Executive Officers — Insurance Agreement with Mr. Hemelt.” Assuming that, on March 31, 2009, Mr. Hemelt’s employment with the Company terminated for any reason, the Company would be required to transfer the life insurance policy to Mr. Hemelt pursuant to the Hemelt Insurance Agreement. The face amount and cash surrender value of the insurance policy at March 31, 2009 was $400,000 and $30,789, respectively, and the tax gross-up payment associated with the policy at that date would have been approximately $14,595.

Carl Johnson’s Retirement

Mr. Johnson retired from his positions as President and Chief Executive Officer of the Company, effective October 31, 2008. The benefits Mr. Johnson received upon his retirement are discussed above under “Agreements with Named Executive Officers — Mr. Johnson’s Separation Agreement.”

The Company does not provide any retirement benefits to its Named Executive Officers beyond the Company’s 401(k) plan, which is available to employees meeting the plan’s eligibility requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Ms. Lori Bush (Chairman), Mr. John Clayton, Mr. L. White Matthews, III, and Mr. Michael Zeher. No member of the Compensation Committee was an officer or employee of Matrixx or any of its subsidiaries in the fiscal year ended March 31, 2009, or was formerly such an officer or employee or had any other relationship requiring disclosure hereunder.

ADDITIONAL INFORMATION

How do we submit stockholder proposals or director nominations for the next annual meeting?

Under the Company’s Bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at the Company’s principal executive offices. The Company must receive notice as follows:

Normally, the Company must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not earlier than one hundred twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Assuming that the Company’s 2009 Annual Meeting is held on schedule, the Company must receive notice pertaining to the 2010 Annual Meeting no later than May 28, 2010. For a stockholder proposal to be included in the 2010 proxy statement, the proposal must be received by the Company no later than March 17, 2010.

However, if the Company holds the annual meeting on a date that is not within thirty (30) days before or after such anniversary date, the Company must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A notice of a proposed nomination must include certain information about the stockholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder.

The Board and the Company’s management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review. If a stockholder submits a proposal after the close of business on May 28, 2010, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2010 Annual Meeting.

How many annual reports and proxy statements are delivered to a shared address?

If you and one or more stockholders of Company stock share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may mail a request to receive separate copies to: Matrixx Initiatives, Inc., Attn: Investor Relations,

8515 E. Anderson Drive, Scottsdale, Arizona 85255 and the Company will promptly deliver the annual report or proxy statement to you upon your request.

Stockholders who own Company stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their broker.

Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may call the Company’s Stockholder Services at Broadridge 800-542-1061.

Who is bearing the cost for this proxy solicitation?

The Board is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. Proxies are primarily sent by mail, although the Company may solicit consenting stockholders over the internet or by telephone. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

OTHER MATTERS

Our Board is not presently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card on such matters in accordance with their judgment.

ANNUAL REPORT

A copy of our 2009 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended March 31, 2009, was mailed with this Proxy Statement on or about July 15, 2009 to all stockholders of record on the Record Date. We will provide our complete Annual Report on Form 10-K at no charge to any requesting person.

MATRIXX INITIATIVES, INC.

Samuel C. Cowley
Executive Vice President,
General Counsel and Secretary

Scottsdale, Arizona
July 15, 2009

Appendix A
Matrixx Initiatives, Inc
2001 Long-Term Incentive Plan

ARTICLE 1

PURPOSE

1.1 GENERAL.  The purpose of the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Matrixx Initiatives, Inc. (the “Company”) by linking the personal interests of its key employees, non-employee directors, scientific advisory board members, and consultants of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Company also intends that the Plan will provide it with the flexibility to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE AND EXPIRATION DATES

2.1 EFFECTIVE DATE.  The Plan is effective as of date the Plan is approved by the Company’s shareholders (the “Effective Date”).

2.2 EXPIRATION DATE.  The Plan ~~will expire on~~
is extended to
, and no Award may be granted under the Plan after ~~the tenth anniversary of the Effective Date.~~
, May 24, 2014.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

“Award” means any Option, Restricted Stock Award, or Performance-Based Award granted to a Participant under the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board described in Article 4.

“Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Disability” means a period of disability during which a Participant qualifies for permanent disability benefits under the Participant’s employer’s long-term disability plan, or if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant’s employer does not sponsor such a plan, or discontinues sponsoring such a plan, Disability shall mean permanent and total disability for purposes of Social Security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any given date, the fair market value of stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the closing price for the Stock as reported on the NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no price is reported for that date, the closing price on the next preceding date for which such price was reported.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a member of the Company’s Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a “Non- Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option granted under Article 7 of the Plan may be either an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a person who, as a key employee, Non-Employee Director, scientific advisory board member, or consultant of the Company or any Subsidiary, has been granted an Award under the Plan.

“Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Article 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as “Performance-based compensation” under Section 162(m) of the Code.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net operating income before taxes and extraordinary charges against income; pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Plan” means the Matrixx Initiatives, Inc. Restated 2001 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

“Subsidiary” means any corporation of which the Company beneficially owns (directly or directly) a majority of the outstanding voting stock or voting power.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE.  The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as: (i) a Non-Employee Director; and (ii) an “outside director” under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

4.2 ACTION BY THE COMMITTEE.  A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE.  The Committee has the exclusive power, authority, and discretion to:

Designate Participants to receive Awards;

Determine the type or types of Awards to be granted to each Participant;

Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards;

~~Amend~~
Subject to Section 12.1, amend
, modify~~,~~ or terminate any outstanding Award, with the Participant’s consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan~~.~~
;

Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

Prescribe the form of each Award Agreement, which need not be identical for each Participant;

Decide all other matters that must be determined in connection with an Award;

Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES.  Subject to adjustment provided in Section 11.1, the aggregate number of shares of Stock reserved and available for grant under the Plan is~~1,500,000.~~
2,250,000.

5.2 LAPSED AWARDS.  To the extent that an Award terminates, expires, or lapses for any reason, or is paid in cash, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan ~~or other Awards settled in cash will be available for the grant of an Award~~
. Broker-assisted “cashless exercise” of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3 STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.  Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 11.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant who is a Covered Employee during the Company’s fiscal year is 300,000.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY.

6.1.1 GENERAL.  Persons eligible to participate in this Plan include all key employees, and non-employee directors of, scientific advisory board members, and consultants performing services for, the Company or a Subsidiary, as determined by the Committee, including such individuals who are also members of the Board.

6.1.2 FOREIGN PARTICIPANTS.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under Section 5.1 of the Plan.

6.1.3 ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award under this Plan.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

7.2 EXERCISE PRICE.  The exercise price per share of Stock under an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price for any Option may not be less than the Fair Market Value as of the date of grant.

7.3 TIME AND CONDITIONS OF EXERCISE.  The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee may also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

7.4 LAPSE OF OPTION.  An Option will lapse under the following circumstances:

7.4.1 The Option will lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

7.4.2 The Option will lapse upon termination of employment for any reason other than the Participant’s death or Disability, unless the Committee (at the time of grant or thereafter) determines in its discretion to extend the exercise period for a period of time after the Participant terminates employment (not to exceed the Option’s expiration date). To the extent that any portion of an Incentive Stock Option is exercised more than 90 days after the date the Participant ceases to be an employee of the Company for reason (other than death or Disability), the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option; and

7.4.3 If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Option will lapse on the earlier of: (i) the Option’s expiration date; or (ii) three years after the date the Participant terminates employment on account of Disability or death. Upon the Participant’s Disability or death, any Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so under the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition or dies intestate, by the person or persons entitled to receive the Option under the applicable laws of descent and distribution. To the extent that any portion of an Incentive Stock Option is exercised more than 12 months after the date the Participant ceases to be an employee of the Company on account of Disability, the exercise of such portion will be considered the exercise of a Non-Qualified Stock Option.

7.5 PAYMENT.  The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock ~~that has been~~ held by the Participant for ~~at least~~
longer than
 six months (through actual tender or by attestation),
any net-issuance arrangement
or other property
acceptable to the Committee
(including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock ~~will~~
shall
 be delivered or deemed to be delivered to ~~a Participant~~
Participants
.

7.6 EVIDENCE OF GRANT.  All Options will be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee.

7.7 INCENTIVE STOCK OPTIONS.  Incentive Stock Options will be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules.

7.8 EXERCISE PRICE.  The exercise price per share of Stock will be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

7.9 EXERCISE.  In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

7.10 INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d)

of the Code, or any successor provision. To the extent that for any reason Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

7.11 TEN PERCENT OWNERS.  An Incentive Stock Option will be granted to any individual who, at the date of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

7.12 EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

7.13 RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

RESTRICTED STOCK AWARDS

8.1 GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock will be evidenced by a Restricted Stock Award Agreement.

8.2 ISSUANCE AND RESTRICTIONS.  Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

8.3 FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period for any reason (other than death or Disability), Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4 CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 PURPOSE.  The purpose of this Article 9 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 8 as “performance-based Compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 will control over any contrary provision contained in Article 8.

9.2 APPLICABILITY.  This Article 9 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 9. The designation of a Covered Employee as a Participant for a Performance Period will not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS.  With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary, or any division or business unit thereof.

9.4 PAYMENT OF PERFORMANCE AWARDS.  Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 MAXIMUM AWARD PAYABLE.  The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 300,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award will be determined by multiplying 300,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 EXCHANGE PROVISIONS.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

10.3 TERM OF AWARD.  The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

10.4 FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock that has been held by the Participant for at least six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

10.5 LIMITS ON TRANSFER.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

10.6 BENEFICIARIES.  Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50 percent of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.7 STOCK CERTIFICATES.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 GENERAL.  In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) will be increased proportionately without any change in the aggregate purchase price therefore. If the Stock is changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there will be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock is exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1 AMENDMENT, MODIFICATION, AND TERMINATION.  With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required or as the Committee deems necessary.
Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or to the Chief Executive Officer (the “CEO”) the authority to approve non-substantive amendments to the Plan. Except as provided in Section 11.1, neither the Board, the CEO, nor the Committee may, without the approval of the stockholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Options; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 11.1); (c) grant Options with an exercise price that is below Fair Market Value on the date of grant; (d) reprice previously granted Options; or (e) cancel any Options in exchange for cash or any other Award or in exchange for any Option with an exercise price that is less than the exercise price for the original Option.

12.2 AWARDS PREVIOUSLY GRANTED.  No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant.

ARTICLE 13

GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS.  No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2 NO STOCKHOLDERS RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3 WITHHOLDING.  The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income or employment taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan.

13.4 NO RIGHT TO EMPLOYMENT.  Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

13.5 UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6 INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee or of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7 RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary.

13.8 EXPENSES.  The expenses of administering the Plan will be paid by the Company and its Subsidiaries.

13.9 TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

13.10 FRACTIONAL SHARES.  No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

13.11 SECURITIES LAW COMPLIANCE.  With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

13.12 GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise will be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended (the “1933 Act”), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13 GOVERNING LAW.  The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Arizona.

MATRIXX INITIATIVES, INC.

By:

Its:

MATRIXX INITIATIVES, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 26, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints WILLIAM J. HEMELT and SAMUEL C. COWLEY, and each of them individually, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the annual meeting of the stockholders of MATRIXX INITIATIVES, INC. (the “Company”) to be held at the Westin Kierland Resort, 6902 East Greenway Parkway, Scottsdale, Arizona, 85254, on August 26, 2009 at 10:00 a.m. (local time), and any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1: To elect three directors nominated in the Proxy Statement to the Company’s Board of Directors to serve for their elected term or until their successors are elected.

Nominees:	Samuel C. Cowley and L. White Matthews, III for a term expiring in 2012

William C. Egan for a term expiring in 2011

VOTE FOR all nominees except those whose names are written on the line provided below (if any)

VOTE WITHHELD on all nominees

Proposal No. 2: To approve an amendment to the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”) to increase the number of shares authorized for issuance thereunder from 1,500,000 to 2,250,000, to extend the term of the 2001 Incentive Plan for an additional five years, and to make other technical changes to update and clarify certain aspects of the 2001 Incentive Plan.

VOTE FOR

VOTE AGAINST

VOTE WITHHELD

Proposal No. 3: To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

VOTE FOR

VOTE AGAINST

VOTE WITHHELD

PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted FOR Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3, and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

DATED:	, 2009

(Signature)

(Signature)

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.